UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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KMG Chemicals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KMG CHEMICALS, INC.

10611 Harwin, Suite 402

Houston, Texas 77036

November 4, 2005

Dear Shareholder:

The Board of Directors of KMG Chemicals, Inc. invites you to this year’s annual meeting of the shareholders to be held at the company’s offices at 10611 Harwin, Suite 402, Houston, Texas 77036, on December 7, 2005 at 10:00 a.m.  The Board of Directors is also soliciting your proxies and your votes and is recommending the approval of the proposals described in the enclosed Proxy Statement.

We appreciate your continued confidence in the company and look forward to seeing you at the annual meeting.

Sincerely,

/s/ David L. Hatcher
David L. Hatcher
Chairman of the Board and CEO

KMG CHEMICALS, INC.

10611 Harwin, Suite 402

Houston, Texas 77036

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

The Annual Meeting of the Shareholders of KMG Chemicals, Inc., a Texas corporation (the “Company”), will be held at the Company’s offices at 10611 Harwin, Suite 402, Houston, Texas 77036, on December 7, 2005 at 10:00 a.m.:

1.             To elect six (6) directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.             To ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the independent registered public accounting firm and auditors for the Company for fiscal year 2006; and

3.             To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on November 7, 2005 are entitled to notice of and to vote at this Annual Meeting of Shareholders or any adjournment or postponement thereof.

All shareholders are cordially invited and urged to attend the Annual Meeting of Shareholders in person.  Even if you plan to attend the meeting, you are requested to complete, sign, date and return your proxy in the enclosed addressed envelope.  A return of a blank proxy will be deemed a vote in favor of the proposals contained in the Proxy Statement.  If you attend, you may vote in person if you wish, even though you have sent in your proxy.

By Order of the Board of Directors,

/s/ Roger C. Jackson
Roger C. Jackson
Secretary
November 4, 2005

KMG CHEMICALS, INC.

10611 Harwin, Suite 402

Houston, Texas 77036

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of KMG Chemicals, Inc., a Texas corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 7, 2005, at 10:00 a.m., at the Company’s offices at 10611 Harwin, Suite 402, Houston, Texas 77036, and any adjournment or postponement thereof.

The matters to be considered and acted upon at the Annual Meeting are described in the foregoing Notice of Annual Meeting and this Proxy Statement.  This Proxy Statement and the related form of proxy are being mailed on or about November 7, 2005 to all shareholders of record as of November 7, 2005 (the “Record Date”).  Shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder.  With respect to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area.  With respect to the other proposals contained in this Proxy Statement, a shareholder may, by checking the appropriate box on the proxy: (i) vote for the proposal; (ii) vote against the proposal; or (iii) abstain from voting on the proposal.  The form of proxy is attached to this Proxy Statement as Appendix A.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person.

If the proxy in the accompanying form is properly executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions thereon.  If no instructions are given on the matters to be acted upon, the shares represented by the proxy will be voted: (i) for election of the directors nominated herein; (ii) to ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent registered public accounting firm and auditors for the Company for fiscal year 2006, and (iii) in the discretion of the proxy holders as to any business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING RIGHTS

Only holders of record of outstanding shares of Common Stock at the close of business on the Record Date are entitled to one vote for each share held on all matters coming before the Annual Meeting or any adjournment or postponement thereof.  There were 8,786,119 shares of Common Stock outstanding and entitled to vote on the Record Date.

VOTING REQUIREMENTS

To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy.  To ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent registered public accounting firm and auditors for the Company for fiscal year 2006, the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy is required.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors has nominated six persons to serve as directors until the next annual meeting of shareholders or until his successor is elected and qualified.  Each of the nominees is a current director.  Set forth below is a description of the backgrounds of each of the nominees for director.

Nominees for Director

David L. Hatcher, age 62, has served as a director and Chief Executive Officer of the Company since its acquisition of KMG-Bernuth, Inc. (“KMG”) in October 1996, and as President from then until March 2005.  Mr. Hatcher has also served as a director and President of KMG since 1985.  Mr. Hatcher has worked in the wood treating industry since 1980 for predecessors and affiliates of KMG in various capacities, including as an engineer, general manager and President.  He is also a director of Sterling Bancshares, Inc., a publicly-held banking and financial services company.

George W. Gilman, age 63, has served as a director of the Company since its acquisition of KMG in October 1996 and also served as a director of KMG from 1995 until 1997.  Mr. Gilman has served as the Chief Executive Officer, President and as a director of Commerce Securities Corporation, a National Association of Securities Dealers, Inc. member firm, since 1982.  He practiced law with the law firm of George Gilman, P.C. from 1986 to 1998 and since 1998 has practiced with the law firm of Gilman & Gilman, P.C.  Mr. Gilman received a BBA degree in accounting from Midwestern University, and he is a certified public accountant.

Fred C. Leonard III, age 60, has served as a director of the Company since its acquisition of KMG in October 1996.  Mr. Leonard also served as a director of KMG from 1992 until 1997 and served as the Secretary of KMG from 1993 until 2001.  Mr. Leonard has served as the Chairman of the Board, Chief Executive Officer and President of Valves Incorporated of Texas, Inc., a manufacturing company located in Houston, Texas since 1972.  Mr. Leonard is also a board member of Fairway Medical Technologies, Inc., an integrated medical device development company.

Charles L. Mears, age 65, has served as a director of the Company since November 2001.  Mr. Mears retired in 2000 from Occidental Chemical Company as Executive Vice President of the chlor-alkali business.  He served in various management positions in that company since 1987, including serving as Senior Vice President of the Industrial Chemicals Division from 1991 until 1995.  Mr. Mears began his career with Diamond Shamrock Corporation in 1965 and held various management positions.  Mr. Mears also serves as a director of Pioneer Companies, Inc., a publicly-held chemical company.

Charles M. Neff, Jr., age 59, has served as a director of the Company since its acquisition of KMG in October 1996.  Mr. Neff also served as a director of KMG from 1991 until 1997 and served as Treasurer of KMG from 1993 until 1997.  Mr. Neff served as the Chief Executive Officer and President of Houston National Bank, N.A. from 1988 to 1998, and then as Chief Executive Officer of Sterling Bank-Bayou Bend until early 2004.  He is currently Executive Vice President of Bank of Texas.

Richard L. Urbanowski, age 69, has served as a director of the Company since August 2000.  Mr. Urbanowski retired in 1998 as President and Chief Operating Officer of ISK Biosciences Corporation, a specialty chemicals company selling crop protection chemicals and wood preservative products.  Mr. Urbanowski began his career with Diamond Alkali Company where he held various positions in research and development, engineering, operations, production and sales.  He is currently a director of the CropLife of America Foundation. Mr. Urbanowski also serves as a director of Pioneer Companies, Inc., a publicly-held chemical company.

The Board of Directors recommends a vote FOR all nominees for director.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is composed of five non-employee directors and one employee director.  By Company guidelines and the listing requirements of The Nasdaq Stock Market, at least a majority of the Company’s Board of Directors must be independent.  The Board of Directors has determined that all five of its non-employee directors meet the requirement of independence.  The only non-independent director is Mr. Hatcher, the Company’s Chief Executive Officer.

The Board of Directors has adopted a Code of Business Conduct applicable to all employees, including the Chief Executive Officer, the Chief Financial Officer and other senior management.  The code covers such topics as financial reporting, conflicts of interest, compliance with laws, fair dealing and use of Company assets.  The code satisfies the requirements of a “code of ethics” under Section 406(c) of the Sarbanes-Oxley Act of 2002, and requires that any waiver of those provisions by executive officers or directors may be made only by the Board of Directors and must be promptly disclosed to shareholders along with the reason for the waiver.

The Board of Directors held five meetings in fiscal 2005.  The Board of Directors has four standing committees, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee.  The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committees are composed entirely of non-employee directors whom the Board has determined are independent.  Each of the Audit, Compensation and Governance Committees have adopted charters that have been approved by the Board of Directors.  All Board members are encouraged to attend the Annual Meeting and last year they all did attend.

The Code of Business Conduct and the charters of the Audit, Compensation and Governance Committees are available on the Company’s website at kmgchemicals.com or by writing to Corporate Secretary, KMG Chemicals, Inc. 10611 Harwin, Suite 402, Houston, Texas 77036.  These documents will be provided free of charge.  Material contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

Audit Committee.

The Audit Committee advises the Board and management from time to time with respect to internal controls, systems and procedures, accounting policies and other significant aspects of the accounting, auditing and financial reporting practices of the Company.  The Audit Committee also monitors the preparation of the Company’s quarterly and annual reports and supervises the relationship between the Company and its external auditors.  The committee met six times during fiscal 2005.

The Audit Committee operates under a charter approved by the Board of Directors.  The Audit Committee’s function under its written charter is to appoint the independent registered public accounting firm and auditors to audit the Company’s financial statements and perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company’s interim and year-end operating results; oversee the external reporting by the Company; consider the adequacy of the internal accounting and auditing procedures of the Company; evaluate the independence of the internal and external auditors; and approve and review any non-audit services to be performed by the independent accountants.  The charter of the Audit Committee is available on the Company’s website at kmgchemicals.com.

The Audit Committee consists of three non-employee directors, George W. Gilman, Charles M. Neff and Fred C. Leonard.  Mr. Gilman is the current chairman.  The Board has determined that all of the members of the Audit Committee are independent and financially sophisticated within the meaning of the listing standards of The Nasdaq Stock Market.  The Board of Directors made the determination that Mr. Leonard is independent even though he is indirectly the beneficial owner of 11.9% of the issued and outstanding Common Stock of the Company.  The Board has determined that, notwithstanding that stock ownership, Mr. Leonard is not an “affiliate” of the Company for purposes of the listing standard in that he does not control, is not controlled by, and is not under common control with the Company.  The Board of Directors has also determined that Mr. Gilman is an “audit committee financial expert” within the meaning of that term under the rules of the SEC.  He has served on the Company’s Board of Directors since 1996, and he is a certified public accountant.  In the course of his career, Mr. Gilman has acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

Compensation Committee.

The Compensation Committee establishes compensation for the Company’s Chief Executive Officer and other executives and makes recommendations to the Board of Directors regarding compensation of directors.  The committee also administers the Company’s incentive compensation, stock option and other equity based compensation plans, including the Company’s 1996 Stock Option Plan and the Company’s 2004 Long-Term Incentive Plan.  The Compensation Committee is composed of three non-employee director, Fred C. Leonard, Charles M. Neff, and Richard L. Urbanowski.  Mr. Leonard is the current chairman.  The Board has determined that each of the members of the committee are independent within the meaning of the listing standards of The Nasdaq Stock Market.  During fiscal 2005, the Compensation Committee held six meetings.  The charter of the Compensation Committee is available on the Company’s website at kmgchemicals.com.

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including establishing and monitoring implementation of corporate governance guidelines.  The committee also plans for the succession of the Chief Executive Officer and other executives.  The committee is responsible for identifying and assessing candidates for the Board of Directors, including making recommendations to the Board regarding candidates.  In fulfilling its duties, the Governance Committee, among other things,

•                  Identifies individuals qualified to be Board members consistent with criteria established by the committee;

•                  Recommends to the Board nominees for the next annual meeting of shareholders; and

•                  Evaluates individuals suggested by shareholders

In recommending director candidates to the Board, the Governance Committee charter requires the Committee to select individuals who possess the highest personal and professional integrity.

The Governance Committee is comprised solely of non-employee directors who are independent within the meaning of listing standards of The Nasdaq Stock Market.  Members of the Governance Committee are Messrs. Urbanowski, Neff and Mears.  Mr. Urbanowski is the chairman.  During fiscal 2005, the Governance Committee held two meetings.  The charter of the Governance Committee is available on our website at kmgchemicals.com.

The Governance Committee will consider recommendations for director made by shareholders for fiscal 2007, if such recommendations are received in writing, addressed to the chairman of the Committee, Mr. Urbanowski, in care of the Company, at 10611 Harwin, Suite 402, Houston, Texas 77036 by May 31, 2006.  Recommendations by shareholders that are made in accordance with these procedures will receive equal consideration by the Governance Committee.  Directors and members of management may also suggest candidates for director.  In some cases, the committee may engage, for a fee, the services of a third party executive search firm to assist it in identifying and evaluating candidates for director.

COMPENSATION OF DIRECTORS

Each director was paid a fee of $1,500 for each meeting of the Board of Directors attended in fiscal 2005.  Beginning in the second quarter of fiscal 2005, non-employee directors were paid a retainer of $2,500 per quarter, members of Board committees were paid $500 for each committee meeting attended, and chairmen of committees were paid $500 per quarter.  Non-employee directors who attend additional meetings at the request of the Company were paid $500 for each meeting attended.  Directors are reimbursed for out-of-pocket expenses incurred in attending meetings and for other expenses incurred in performing in their capacity as directors.  During fiscal 2005 the Board of Directors of the Company held five meetings.

In fiscal 2005, each of the five non-employee directors was granted fully vested options to purchase 10,000 shares of Common Stock (50,000 shares total) under the Company’s 1996 Stock Option Plan at an exercise price of $3.84 per share.

COMPANY MANAGEMENT

Set forth below is a description of the backgrounds of certain significant employees of the Company and KMG in addition to Mr. Hatcher, whose background was described above.

J. Neal Butler, age 53, is the Company’s President and Chief Operating Officer.  He joined the Company in 2004 as its Chief Operating officer and became President in March, 2005.  Mr. Butler has worked in various capacities for agricultural chemical companies since 1976.  From 1976 to 1998 he worked for ISK Biosciences, Inc. in various sales and operations capacities, becoming Vice President and General Manager/Americas in the specialty chemical division.  From 1998 to 2001, he was Vice President and team leader for Horticulture for Zeneca Agrichemicals, Inc., a leading agricultural products chemical company.  In 2001, Mr. Butler became President and Chief Executive Officer of Naturize Biosciences, Inc., a company providing biological products for agriculture.

Thomas H. Mitchell, age 61, is KMG’s Vice President-Sales.  He has served as KMG’s Vice President since 1994.  He has been employed by KMG since 1988 in various capacities, including general sales manager and general manager.

John V. Sobchak, age 45, was employed in 2001 as the Chief Financial Officer of the Company.  Before he joined the Company, Mr. Sobchak had been the CFO of Novistar, Inc., a joint venture between Torch Energy Advisors, Inc. and Oracle Corporation and prior to that he had been the Treasurer of Torch Energy Advisors, Inc.  He was employed from 1988 to 1997 by Mesa, Inc, a publicly traded oil and gas company, most recently as its Treasurer.

Roger C. Jackson, age 54, was elected Secretary of the Company in 2001 and became Vice President and General Counsel of the Company in 2002.  Prior to joining the company, Mr. Jackson had been a partner since 1995 in Woods & Jackson, L.L.P. and had been a partner in the Houston law firm Brown, Parker & Leahy L.L.P. beginning in 1985.  He had joined that firm as an associate in 1978.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid to the Company’s Chief Executive Officer and four other highly compensated executive officers or employees, including three executive officers and two employees of a subsidiary, for the fiscal years ended July 31, 2005, 2004 and 2003.  None of the Company’s other officers received cash or non-cash compensation in excess of $100,000 for the fiscal year ended July 31, 2005.

Summary Compensation Table

		Annual		Shares	All Other
Name and	Fiscal	Compensation ($) (1)		Underlying	Compensation
Principal Position	Year	Salary	Bonus	Options Granted	($) (2)

Executive Officers

David L. Hatcher	2005	273,052	185,200		6,207
Chairman and CEO	2004	279,907	37,000		6,020
	2003	279,010	75,924		7,611

J. Neal Butler	2005	202,509	93,400		4,732
President and Chief	2004	99,948	20,000	150,000
Operating Officer

Roger C. Jackson	2005	122,063	48,920		3,026
Vice President and	2004	122,055	30,000		3,412
General Counsel	2003	122,474	5,400	150,000	900

John V. Sobchak	2005	136,877	62,720		4,069
Vice President and	2004	137,184	67,500		3,829
Chief Financial Officer	2003	138,809	14,000		4,050

Other Employees

Thomas H. Mitchell	2005	140,593	48,920		4,208
Vice President	2004	137,184	2,500		3,885
(KMG only)	2003	137,809			4,050

(1)           Salary includes directors’ fees paid to Mr. Hatcher for serving as director of the Company.

(2)           Includes payments made by the Company under its 401(k) Profit Sharing Plan, and the economic benefit to David L. Hatcher of premiums paid by the Company under a split dollar life insurance agreement in fiscal 2003.  The split dollar plan was terminated in fiscal 2004.

OPTION GRANTS IN FISCAL YEAR 2005

No stock options were granted during fiscal 2005 to the named executive officers and other employees.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2004

AND FISCAL YEAR-END VALUES

The following table sets forth the number and dollar value of options outstanding at July 31, 2005 of the named executive officers and other employees.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options Fiscal Year 2005		Value of Unexercised In-the-Money Options ($):
			Exercisable	Unexercisable	Exercisable	Unexercisable

David L. Hatcher	—	—	—	—	—	—
J. Neal Butler	—	—	15,000	135,000	63,900	575,100
Roger C. Jackson	—	—	150,000	—	394,500	—
John V. Sobchak	—	—	30,000	20,000	151,500	101,000
Thomas H. Mitchell	—	—	114,250	26,000	564,122	138,330

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 31, 2005 with regard to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) the named executive officers and the directors of the Company individually and (iii) the officers and directors of the Company as a group.  All addresses are in care of the Company, 10611 Harwin Drive, Suite 402, Houston, Texas 77036.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Common Stock	Tontine Capital Partners, L.P. (1)	1,030,035	11.72%
	55 Railroad Avenue, 3rd Floor
	Greenwich, Connecticut 06830

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on April 21, 2005, Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C. and Jeffrey L. Gendell share dispositive and voting power over the indicated number of shares.

Name	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days	Number of Shares Owned	Percent of Total Beneficial Shares

Directors and Executive Officers:
David L. Hatcher	5,382,303	—	5,382,303	61.3%
J. Neal Butler	—	15,000	15,000	*
Roger C. Jackson	—	150,000	150,000	1.7%
John V. Sobchak	—	30,000	30,000	*
George W. Gilman (1)	72,452	52,100	124,552	1.4%
Fred C. Leonard III (2)	1,048,850	52,100	1,100,950	12.5%
Charles L. Mears	—	40,000	40,000	*
Charles M. Neff, Jr.	30,800	52,100	82,900	*
Richard L. Urbanowski	—	51,000	51,000	*

Other Employees
Thomas H. Mitchell (KMG executive officer)	37,038	116,250	153,288	1.7%

Directors. executive officers and other employees as a group (10 persons)	6,571,443	558,550	7,129,993	76.3%

* Less than 1%

(1)           Includes shares held by Mr. Gilman indirectly as a beneficiary of a trust.

(2)           Includes shares held by Valves Incorporated of Texas, Inc., a company in which Mr. Leonard is an officer and a principal shareholder.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Thomas H. Mitchell and John V. Sobchak in fiscal 2001, Roger C. Jackson in fiscal 2003 and Neal Butler in fiscal 2004.  Mr. Mitchell’s and Mr. Jackson’s agreements have an initial three-year term and Mr. Sobchak’s and Mr. Butler’s agreements have an initial one-year term.  Each agreement automatically extends for additional one-year periods at the end of the initial term or any renewal term unless the Company gives at least 60 days prior notice of nonrenewal.  If the Company terminates the executive’s employment (other than for cause or due to death or disability) or if the executive voluntarily terminates his employment for good reason, the Company must pay the executive a termination payment equal to a multiple of his then annual base salary.  For Mr. Mitchell and Mr. Jackson the multiple is three times his then annual base salary and for Mr. Sobchak and Mr. Butler it is two times.  In addition, Mr. Mitchell also would be paid the benefit provided under the Company’s supplemental executive retirement plan.  If the termination by the Company or the voluntary resignation for good reason was within one year of a change of control, options to acquire Common Stock held by each executive fully vest and the benefit payable to Mr. Mitchell under the supplemental executive retirement plan would be paid in a lump sum.  If Mr. Mitchell dies while employed by the Company, his beneficiary will be paid a lump sum payment of $500,000.  A “good reason” includes demotion, relocation or an uncured breach of the employment agreement by the Company and a “change of control” includes the acquisition by any individual or group of beneficial ownership of more than 50% of the then outstanding Common Stock or certain business combination transactions.

In fiscal 2001 the Company adopted a supplemental executive retirement plan.  Only persons specifically designated by the Company may be participants in the plan, and Thomas H. Mitchell is currently the only participant.  The estimated annual benefit payable under the plan to Mr. Mitchell at normal retirement is $75,000.  The plan is unfunded and amounts payable to participants are general obligations of the Company. The plan provides that a participant will be paid a supplemental retirement benefit for 10 years equal to a percentage of the participant’s three-year average base salary at normal retirement.  Mr. Mitchell’s benefit percentage was established under the plan to pay 56% of his three-year average base salary at normal retirement prior to reductions.  The benefit payable to participants is reduced by the equivalent actuarial value of Company’s other pension plan payments to the participant, if any, the Company’s 401(k) plan and one-half of social security benefits.  Normal retirement is the earlier of age 65 and completion of 10 years credited service or age 60 with 30 years credited service.

EQUITY COMPENSATION PLANS

The Company’s 1996 Stock Option Plan (the “1996 Plan”) was adopted and approved by its shareholders in 1996.  The 1996 Plan has been filed previously as Exhibit 10.4 to the Company’s report on Form 10-QSB12G filed on December 6, 1996.  The 2004 Long-Term Incentive Plan (the “LTI Plan”) was adopted and approved by the shareholders in 2004.  The LTI Plan has been previously filed as Exhibit 10.21 to the Company’s report on Form 10-Q filed on December 15, 2004.  The 1996 Plan and the LTI Plan are the Company’s only equity compensation plans, and the following information is provided as of July 31, 2004.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)

Equity compensation plans approved by security holders	588,450	$4.13	598,912

Equity compensation plans not approved by security holders	None

Total	588,050		598,912

The 1996 Plan is intended to encourage ownership of the Common Stock of the Company by certain of the Company’s directors, consultants and key employees and the directors, consultants and key employees of any subsidiary or parent corporation, to create an increased interest in and a greater concern for the welfare of the Company.  Under the 1996 Plan, the Company initially reserved 700,000 shares of Common Stock for issuance pursuant to the exercise of options and that amount was increased by 70,000 shares to adjust for a fiscal 2001 10% stock dividend.  At the 2003 Annual Meeting, the shareholders approved an increase in the number of shares that may be purchased on the exercise of options granted under the 1996 Plan to 1,070,000.  Unless extended or earlier terminated, the 1996 Plan will terminate on August 31, 2007.  The 1996 Plan is intended to qualify for favorable treatment under Section 16 of the Exchange Act, as amended, pursuant to Rule16b-3 promulgated thereunder (“Rule 16b-3”).  The 1996 Plan provides for the grant of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”) and nonqualified stock options.  The Board has designated the Compensation Committee as the administrator of the 1996 Plan.  The committee has the authority to grant options under the 1996 Plan, to amend, construe and interpret it, and to make all other determinations and take any and all actions necessary or advisable for its administration.  The directors, consultants and key employees of the Company or any subsidiary or parent corporation are eligible to receive options under the 1996 Plan, but only salaried employees of the Company or its subsidiaries or parent are eligible to receive incentive stock options.

The LTI Plan permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards.  It is administered by the Board of Directors or a committee appointed by the Board of Directors.  The Board has designated the Compensation Committee as the administrator of the LTI Plan.  Subject to the terms of the LTI Plan, the committee has the sole discretion to select the persons eligible to receive awards under the LTI Plan, the type and amount of incentives to be awarded, and the terms and conditions of awards.  The committee also has the authority to interpret the LTI Plan, and establish and amend regulations necessary or appropriate for its administration.  Any employee of the Company or a subsidiary of the Company or a director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate.  The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the Plan is 375,000 shares.  No executive officer may receive in any calendar year stock options or stock appreciation rights relating to more than 250,000 shares of common stock, or awards that are subject to the attainment of performance goals relating to more than 100,000 shares of common stock.

PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent registered public accounting firm and auditors to conduct the annual audit of the Company’s accounts for fiscal 2006.  Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent auditors in maintaining the integrity of the Company’s financial controls and reporting.  If ratification of the appointment is not approved, the Board of Directors will reconsider the appointment.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee establishes the compensation levels for all senior executives of the Company, including the Chief Executive Officer (“CEO”) and the other executive officers identified in the Summary Compensation Table.  Under the direction of the Committee, the Company has developed and implemented performance-based compensation policies that are intended to enhance the profitability of the Company and shareholder value by aligning closely the financial interests of the Company’s executives with those of its shareholders.

The Committee determines the amount and type of compensation that supports its objective of providing competitive compensation that:

•                  reflects the performance of both the Company and each executive;

•                  performance of the Company as measured by specific financial measures.

Compensation for the executives of the Company is comprised of three components:

•                  base salary;

•                  annual short-term cash incentive; and

•                  long-term equity-based incentive.

The Committee, with the periodic assistance of an outside consultant, reviews the compensation of each executive in relation to salaries, and annual short term and long term incentives programs established for the executive’s position from selected peer companies and general industry surveys.  Compensation may be adjusted to reflect individual performance, increased responsibilities, and changes in the targeted compensation derived from that information.

Compensation Committee:

Fred C. Leonard III, Chairman

Richard L. Urbanowski

Charles M. Neff, Jr.

This report by the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed the audited financial statements of the Company for the fiscal year ended July 31, 2005, with the independent auditors.  Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and the independent registered public accounting firm and auditors have the responsibility for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ audit of the financial statements.

In discharging its oversight responsibility with respect to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee also discussed with the auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s responsibilities, budget and staffing.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its report on Form 10-K for the fiscal year ended July 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee:

George W. Gilman, Chairman

Fred C. Leonard III

Charles M. Neff, Jr.

This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PRINCIPAL ACCOUNTING FIRM FEES

The Company changed its independent registered public accounting firm and auditors during fiscal 2005 from Deloitte & Touche LLP to UHY Mann Frankfort Stein & Lipp CPAs, LLP.  The aggregate fees billed by the Company’s independent registered public accounting firm and auditors, UHY Mann Frankfort Stein & Lipp CPAs, LLP and Deloitte & Touche LLP, for professional services rendered to the Company for the two fiscal years ended July 31, 2005 were as follows:

	2005	2004
Audit Fees	$110,087	$104,342
Tax Fees		45,280
All Other Fees	21,305	10,854
Total	$131,392	$160,476

The policy of the Audit Committee is to pre-approve all audit and non-audit services conducted by the Company’s independent registered public accounting firm and auditors.  Under the policy, pre-approval is required before the independent accountants are engaged for the particular services.  The amount set forth in the above table for “Tax Fees” was for tax return preparation and consulting and the amount described as “All Other Fees” was for services rendered in connection with the Company’s acquisition efforts, including certain due diligence assistance, and to respond to comments from the SEC on a prior report.  The Audit Committee has considered whether the provision of the services included in other fees is compatible with maintaining the independence of the Company’s independent registered accounting firm and auditors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company knows of no failure in Section 16(a) beneficial ownership reporting compliance.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders must file such proposal with the Company by June 30, 2006, for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

The Board of Directors knows of no matters other than those stated above which are to be brought before the Annual Meeting.  However, if any such other matters should be presented for consideration and voting, the persons named in the proxy to vote thereon will do so in accordance with their judgment.

By Order of the Board of Directors,

/s/ Roger C. Jackson
Roger C. Jackson
Secretary

KMG CHEMICALS, INC.

10611 HARWIN, SUITE 402, HOUSTON, TEXAS 77036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David L. Hatcher as proxy with power of substitution to vote all shares of KMG Chemicals, Inc. (the “Company”) which the undersigned is entitled to vote at an Annual Meeting of Shareholders on          , 2005, at the Company’s offices at 10611 Harwin, Suite 402, Houston, Texas 77036, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in his discretion, on other matters which come before such meeting.

1.                 To elect six directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

☐  FOR the nominees listed below  ☐ WITHHOLD AUTHORITY to     ☐ FOR ALL NOMINEES EXCEPT:

vote for all nominees listed below

Instructions: To withhold authority to vote for (an) any individual(s), choose the third box and write in the name of the nominee(s) on this line

Nominees: David L. Hatcher, George W. Gilman, Fred C. Leonard III,  Charles L. Mears, Charles M. Neff, Jr., Richard L. Urbanowski

2.                 To ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the independent registered public accounting firm and auditors for the Company for fiscal year 2006.

FOR    ☐                    AGAINST     ☐                    ABSTAIN     ☐

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy will be voted in accordance with shareholder specifications.  Unless directed to the contrary, this proxy will be voted FOR each proposal and in his discretion for any other matters coming before the meeting.  A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein.  Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

Date: , 2005
(Signature)

(Please print your name)

(Please sign name as fully and exactly as it appears opposite.  When signing in a fiduciary or representative capacity, please give full title as such.  When more than one owner, each owner should sign.  Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS STATED ABOVE.